                                                                  EXHIBIT (b)(2)
================================================================================

                                CREDIT AGREEMENT

                                      among

                              RENT-A-CENTER, INC.,

                                  as Borrower,

              The Several Lenders from Time to Time Parties Hereto,

                       MORGAN STANLEY SENIOR FUNDING INC.,

                             as Documentation Agent,

                JPMORGAN CHASE BANK and BEAR, STEARNS & CO. INC.,

                             as Syndication Agents,

              WACHOVIA BANK, NATIONAL ASSOCIATION, UBS WARBURG LLC,

                    UNITED OVERSEAS BANK and CREDIT LYONNAIS

                               as Managing Agents,

                                       and

                          LEHMAN COMMERCIAL PAPER INC.,

                             as Administrative Agent

                            Dated as of May 28, 2003

              LEHMAN BROTHERS INC. and J.P. MORGAN SECURITIES INC.,

                     as Joint Lead Arrangers and Bookrunners



================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
Section 1.        DEFINITIONS.....................................................................................1

         1.1.     Defined Terms...................................................................................1
         1.2.     Other Definitional Provisions..................................................................23

Section 2.        AMOUNT AND TERMS OF FACILITIES.................................................................24

         2.1.     Term Loans.....................................................................................24
         2.2.     Revolving Commitments..........................................................................24
         2.3.     Swingline Commitment...........................................................................25
         2.4.     Procedure for Term Loan Borrowing..............................................................25
         2.5.     Procedure for Revolving Loan Borrowing.........................................................25
         2.6.     Procedure for Swingline Borrowing; Refunding of Swingline Loans................................26
         2.7.     Repayment of Loans.............................................................................27
         2.8.     Commitment Fees, Etc...........................................................................28
         2.9.     Termination or Reduction of Commitments........................................................28
         2.10.    Optional Prepayments...........................................................................29
         2.11.    Mandatory Prepayments..........................................................................29
         2.12.    Conversion and Continuation Options............................................................30
         2.13.    Limitations on Eurodollar Tranches.............................................................31
         2.14.    Interest Rates and Payment Dates...............................................................31
         2.15.    Computation of Interest and Fees...............................................................31
         2.16.    Inability to Determine Interest Rate...........................................................32
         2.17.    Pro Rata Treatment and Payments................................................................32
         2.18.    Requirements of Law............................................................................33
         2.19.    Taxes..........................................................................................34
         2.20.    Indemnity......................................................................................36
         2.21.    Change of Lending Office.......................................................................36
         2.22.    Replacement of Lenders.........................................................................36
         2.23.    Illegality.....................................................................................37

Section 3.        LETTERS OF CREDIT..............................................................................37

         3.1.     LC Commitments.................................................................................37
         3.2.     Procedure for Issuance of Letter of Credit.....................................................38
         3.3.     Fees and Other Charges.........................................................................38
         3.4.     RC LC Participations...........................................................................38
         3.5.     Tranche A LC Participations....................................................................39
         3.6.     Reimbursement Obligation of the Borrower.......................................................41
         3.7.     Obligations Absolute...........................................................................41
         3.8.     Letter of Credit Payments......................................................................42
         3.9.     Applications...................................................................................42

Section 4.        REPRESENTATIONS AND WARRANTIES.................................................................42

         4.1.     Financial Condition............................................................................42
         4.2.     No Change......................................................................................42

                                                                                                               Page
                                                                                                               ----
         4.3.     Existence; Compliance with Law.................................................................43
         4.4.     Power; Authorization; Enforceable Obligations..................................................43
         4.5.     No Legal Bar...................................................................................43
         4.6.     Litigation.....................................................................................43
         4.7.     No Default.....................................................................................43
         4.8.     Ownership of Property; Liens...................................................................44
         4.9.     Intellectual Property..........................................................................44
         4.10.    Taxes..........................................................................................44
         4.11.    Federal Regulations............................................................................44
         4.12.    Labor Matters..................................................................................44
         4.13.    ERISA..........................................................................................44
         4.14.    Investment Company Act; Other Regulations......................................................45
         4.15.    Subsidiaries...................................................................................45
         4.16.    Use of Proceeds................................................................................45
         4.17.    Environmental Matters..........................................................................45
         4.18.    Accuracy of Information, etc...................................................................46
         4.19.    Security Documents.............................................................................46
         4.20.    Solvency.......................................................................................47
         4.21.    Senior Indebtedness............................................................................47
         4.22.    Regulation H...................................................................................47
         4.23.    Insurance......................................................................................47
         4.24.    Lease Payments.................................................................................47

Section 5.        CONDITIONS PRECEDENT...........................................................................48

         5.1.     Conditions to Effectiveness....................................................................48
         5.2.     Conditions to Each Extension of Credit.........................................................50

Section 6.        AFFIRMATIVE COVENANTS..........................................................................50

         6.1.     Financial Statements...........................................................................50
         6.2.     Certificates; Other Information................................................................51
         6.3.     Payment of Obligations.........................................................................52
         6.4.     Maintenance of Existence; Compliance...........................................................52
         6.5.     Maintenance of Property; Insurance.............................................................52
         6.6.     Inspection of Property; Books and Records; Discussions.........................................52
         6.7.     Notices........................................................................................52
         6.8.     Environmental Laws.............................................................................53
         6.9.     Additional Collateral, etc.....................................................................53
         6.10.    Permitted Acquisitions and Permitted Foreign Acquisitions......................................54
         6.11.    Use of Proceeds................................................................................55
         6.12.    Existing Liens.................................................................................55
         6.13.    Further Assurances.............................................................................55

Section 7.        NEGATIVE COVENANTS.............................................................................55

         7.1.     Financial Condition Covenants..................................................................56
         7.2.     Indebtedness...................................................................................56
         7.3.     Liens..........................................................................................57
         7.4.     Fundamental Changes............................................................................59
         7.5.     Disposition of Property........................................................................59

                                                                                                               Page
                                                                                                               ----
         7.6.     Restricted Payments............................................................................60
         7.7.     Capital Expenditures...........................................................................61
         7.8.     Investments....................................................................................61
         7.9.     Payments and Modifications of Certain Debt Instruments and Preferred Stock.....................62
         7.10.    Transactions with Affiliates...................................................................63
         7.11.    Sales/Leaseback Transactions...................................................................63
         7.12.    Changes in Fiscal Periods......................................................................63
         7.13.    Negative Pledge Clauses........................................................................63
         7.14.    Clauses Restricting Subsidiary Distributions...................................................64
         7.15.    Lines of Business..............................................................................64

Section 8.        EVENTS OF DEFAULT..............................................................................64


Section 9.        THE AGENTS.....................................................................................67

         9.1.     Appointment....................................................................................67
         9.2.     Delegation of Duties...........................................................................68
         9.3.     Exculpatory Provisions.........................................................................68
         9.4.     Reliance by Administrative Agent...............................................................68
         9.5.     Notice of Default..............................................................................68
         9.6.     Non-Reliance on Agents and Other Lenders.......................................................69
         9.7.     Indemnification................................................................................69
         9.8.     Agent in Its Individual Capacity...............................................................70
         9.9.     Successor Administrative Agent.................................................................70
         9.10.    Authorization to Release Guarantees and Liens..................................................70
         9.11.    Documentation Agent, Syndication Agents and Managing Agents....................................70

Section 10.       MISCELLANEOUS..................................................................................70

         10.1.    Amendments and Waivers.........................................................................70
         10.2.    Notices........................................................................................71
         10.3.    No Waiver; Cumulative Remedies.................................................................72
         10.4.    Survival of Representations and Warranties.....................................................72
         10.5.    Payment of Expenses and Taxes..................................................................72
         10.6.    Successors and Assigns; Participations and Assignments.........................................73
         10.7.    Adjustments; Setoff............................................................................75
         10.8.    Counterparts...................................................................................76
         10.9.    Severability...................................................................................76
         10.10.   Integration....................................................................................76
         10.11.   GOVERNING LAW..................................................................................76
         10.12.   Submission To Jurisdiction; Waivers............................................................76
         10.13.   Acknowledgements...............................................................................77
         10.14.   Confidentiality................................................................................77
         10.15.   Delivery of Lender Addenda.....................................................................78
         10.16.   WAIVERS OF JURY TRIAL..........................................................................78

ANNEX:

A                 Pricing Grid

SCHEDULES:

1.1               Existing Letters of Credit
4.4               Consents, Authorizations, Filings and Notices
4.6               Litigation
4.15              Subsidiaries
4.19(a)           UCC and Other Filings / Jurisdictions and Offices
7.2(d)            Existing Indebtedness
7.3(f)            Existing Liens
7.14              Existing Restrictions

EXHIBITS:

A                 Form of Guarantee and Collateral Agreement
B                 Form of Compliance Certificate
C                 Form of Closing Certificate
D                 Form of Mortgage
E                 Form of Assignment and Acceptance
F                 Form of Legal Opinion of Winstead Sechrest & Minick P.C.
G                 Form of Exemption Certificate
H                 Form of Lender Addendum
I                 Form of Subordinated Intercompany Note
J                 Form of Term Note
K                 Form of Tranche A Note
L                 Form of Revolving Note
M                 Form of Swingline Note
N                 Form of Increased Revolving Facility Activation Notice
O                 Form of New Revolving Lender Supplement

                  CREDIT AGREEMENT, dated as of May 28, 2003, among RENT-A-CENTER, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), MORGAN STANLEY SENIOR FUNDING INC., as documentation agent (in such capacity, the "Documentation Agent"), JPMORGAN CHASE BANK and BEAR, STEARNS & CO. INC., each as syndication agent (in such capacity, the "Syndication Agents"), WACHOVIA BANK, NATIONAL ASSOCIATION, UBS WARBURG LLC, UNITED OVERSEAS BANK and CREDIT LYONNAIS, each as managing agent (in such capacity, the "Managing Agents"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent.

                  WHEREAS, the Borrower has requested that the Lenders make certain credit facilities available to the Borrower, and the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "ABR": for any day, a rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the prime lending rate as set forth on the British Bankers Association Telerate page 5 (or such other comparable publicly available page as may, in the reasonable opinion of the Administrative Agent after notice to the Borrower, replace such page for the purpose of displaying such rate if such rate no longer appears on the British Bankers Association Telerate page 5), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Adjustment Date":  as defined in the Pricing Grid.

                  "Administrative Agent": Lehman Commercial Paper Inc., together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Syndication Agents, the Documentation Agent, the Managing Agents and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to, without duplication, the sum of (a) the aggregate then unpaid principal amount of such Lender's Term Loans together with such Lender's Term Loan Commitments then in effect, (b) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding and
(c) the aggregate then unpaid principal amount of such Lender's Tranche A Loans together with such Lender's Tranche A Commitments then in effect.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                                                 ABR                        Eurodollar
                                                                 Loans                      Loans
                                                                 -----                      -----
                 Revolving Loans and
                   Swingline Loans                               1.25%                      2.25%
                 Tranche A Loans                                 1.25%                      2.25%
                 Term Loans                                      1.25%                      2.25%

         provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin will be determined pursuant to the Pricing Grid.

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

                  "Approved Fund": with respect to any Lender, any fund that invests in commercial loans and is managed by such Lender or managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Asset Sale": any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c), (d), (f), (g), (h), (i) or (j) of Section 7.5 and any Disposition of Cash Equivalents) that yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

                  "Assignee":  as defined in Section 10.6(c).

                  "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit E.

                  "Assignor":  as defined in Section 10.6(c).

                  "Assumed Indebtedness": Indebtedness assumed in connection with a Permitted Acquisition or Permitted Foreign Acquisition provided that (a) such Indebtedness is outstanding at the time of such acquisition and was not incurred in connection therewith or in contemplation thereof and (b) in the event that such Permitted Acquisition or Permitted Foreign Acquisition constitutes an acquisition of property other than Capital Stock, such Indebtedness was incurred in order to acquire or improve such property.

                  "Available Revolving Commitment": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

                  "Available Term Commitment": as to any Term Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Term Loan Commitment then in effect over (b) such Lender's Term Loans then outstanding.

                  "Benefitted Lender":  as defined in Section 10.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower":  as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Business":  as defined in Section 4.17(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures (other than those made pursuant to Permitted Acquisitions or Permitted Foreign Acquisitions) by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period but excluding merchandise inventory acquired during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                  "Capital Expenditures (Expansion)": for any period, with respect to any Person, any Capital Expenditures made by such Person in connection with the opening of new stores to be operated by such Person.

                  "Capital Expenditures (Maintenance)": for any period, with respect to any Person, any Capital Expenditures which do not constitute Capital Expenditures (Expansion) of such Person.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash/Debt Consideration": with respect to any Permitted Acquisition or any Permitted Foreign Acquisition, the portion of the Purchase Price with respect thereto that is payable in the forms referred to in clauses
(a) and (d) of the definition of "Purchase Price" set forth in Section 1.1.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) short term investments (not exceeding 35 days) in loans made to obligors having an investment grade rating from each of S&P and Moody's; or (h) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (g) of this definition.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is May 28, 2003.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": as to any Lender, the sum of the Term Loan Commitment, the Tranche A Commitment and the Revolving Commitment of such Lender.

                  "Commitment Fee Rate": 1/2 of 1% per annum; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "Consolidated Current Assets": at any date, (a) all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date and
(b) without duplication of clause (a) above, the book value of all rental merchandise inventory of the Borrower and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge or reduction in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation (excluding depreciation of rental merchandise) and amortization expense, including, without limitation, amortization of intangibles (including, but not limited to, goodwill) and organization costs, (d) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business) and (e) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income earned outside the ordinary course of business, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any Reference Period pursuant to any determination of the Consolidated Leverage Ratio, if during such Reference Period the Borrower or any Subsidiary shall have made a Material Disposition or Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition (including any indebtedness incurred or acquired in connection therewith) occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $15,000,000 (or such lesser amount as the Borrower may determine in its discretion); and "Material Disposition" means any Disposition of property or series of related

Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $15,000,000 (or such lesser amount as the Borrower may determine in its discretion).

                  "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) the sum of Consolidated EBITDA for such period and, to the extent reducing Consolidated Net Income for such period, Consolidated Lease Expense for such period, less the aggregate amount actually paid by the Borrower and its Subsidiaries during such period on account of Capital Expenditures (Maintenance) to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) Consolidated Lease Expense for such period, (c) regular, scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans but excluding prepayments thereof) and (d) cash dividend payments made during such period in respect of the Preferred Stock.

                  "Consolidated Funded Debt": at any date, the aggregate principal amount of all Funded Debt (which, for purposes of the calculation of Consolidated Funded Debt, shall be deemed to exclude any unfunded portion of the Letters of Credit) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations), net of cash interest income, of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, commitment fees payable pursuant to Section 2.8 and net costs under Hedge Agreements in respect of such Indebtedness to the extent such net costs are allocable to such period in accordance with GAAP).

                  "Consolidated Lease Expense": for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Funded Debt on such day to (b) Consolidated EBITDA for such period.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Net Income Amount": at any date of determination, an amount equal to cumulative Consolidated Net Income from January 1, 2003 through the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.1.

                  "Consolidated Net Worth": at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date.

                  "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  "Continuing Directors": the directors of the Borrower on the Closing Date, and each other director of the Borrower, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least 66-2/3% of the then Continuing Directors.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied (including, in any event, a "Default" under and as defined in the Senior Subordinated Note Indenture).

                  "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Disqualified Stock": any Capital Stock or other ownership or profit interest of any Loan Party that any Loan Party is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect of in consideration other than Capital Stock (other than Disqualified Stock).

                  "Documentation Agent":  as defined in the preamble hereto.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan (other than any Eurodollar Loan having a seven-day Interest Period), the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the British Bankers Association Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period, provided that if such rate does not appear on Page 3750 of the British Bankers Association Telerate screen (or otherwise on such screen) the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent. If no such rate is available or if the Eurodollar Base Rate is being determined in connection with any Eurodollar Loan having a seven-day Interest Period, such rate shall be determined by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                               Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied (including, in any event, an "Event of Default" under and as defined in the Senior Subordinated Note Indenture).

                  "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation (other than depreciation of rental merchandise) and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) an amount equal to the aggregate net non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than

Dispositions of (x) rental merchandise otherwise included in changes in Consolidated Working Capital and (y) inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) amounts paid or invested by the Insurance Subsidiary in the Borrower and its Subsidiaries as permitted by this Agreement (other than reimbursement of insurance claims to the Borrower or its Subsidiaries), over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount),
(iii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Permitted Acquisitions or Permitted Foreign Acquisitions (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iv) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such fiscal year (including prepayments of the Term Loans required by Section 7.5(e), (v) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than any such payment of a facility that may thereafter be reborrowed), (vi) increases in Consolidated Working Capital for such fiscal year, (vii) an amount equal to the aggregate net non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income and (viii) the aggregate amount of cash paid to the Insurance Subsidiary by the Borrower and its Subsidiaries as insurance premiums and in additional capital contributions, to the extent the same are required to meet regulatory capital guidelines, policies or rules.

                  "Excess Cash Flow Application Date": as defined in Section 2.11(d).

                  "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

                  "Existing Credit Agreement": the Credit Agreement, dated as of August 5, 1998, as amended and restated as of December 31, 2002, among the Borrower, RAC East, JPMorgan Chase Bank, as administrative agent, the banks, financial institutions or other entities parties thereto as lenders and certain other parties, as amended by the First Amendment to the Credit Agreement, dated as of April 22, 2003.

                  "Existing Letter of Credit": each letter of credit issued under the Existing Credit Agreement identified on Schedule 1.1 hereto that is outstanding on the Closing Date and each renewal of such letter of credit, each of which shall be deemed, on and after the Closing Date, to have been issued hereunder, and each of which shall, as a whole or in part, be designated as a "RC Letter of Credit" or a "Tranche A Letter of Credit" as set forth on Schedule 1.1.

                  "Facility": the credit facility consisting of, as applicable,
(a) the Term Loans and Term Loan Commitments (the "Term Facility"), (b) the Revolving Commitments and the extensions of credit made thereunder (the "Revolving Facility") and (c) the Tranche A Commitments and the extensions of credit made thereunder (the "Tranche A LC Facility").

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Funded Debt": as to any Person, on any date, (a) all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans and the Reimbursement Obligations (but excluding, in the case of the Borrower, any Guarantee Obligations of the Borrower in respect of Indebtedness of franchisees, to the extent permitted by Section 7.2(h)), minus
(b) the aggregate amount of cash and Cash Equivalents on the consolidated balance sheet of the Borrower and its Subsidiaries on such date, but in no event exceeding $50,000,000.

                  "Funding Office": the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the Closing Date and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued or incurred a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Hedge Agreements": all swaps, caps, collars or similar arrangements providing for protection against fluctuations in interest rates (whether from floating to fixed or from fixed to floating), currency exchange rates or commodities prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Increased Revolving Facility Activation Notice": a notice substantially in the form of Exhibit N.

                  "Increased Revolving Facility Closing Date": any Business Day designated as such in an Increased Revolving Facility Activation Notice.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) the liquidation value of all redeemable preferred Capital Stock of such Person (other than any such preferred Capital Stock that is not redeemable until a date that is no earlier than one year and one day after the final maturity of the Loans and the Preferred Stock) and all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above;
(i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such

Person has assumed or become liable for the payment of such obligation; and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements (which, for purposes of such Section 8(e), will be deemed to have an outstanding principal amount equal to the net amount which would be payable (or would permit the counterparty thereto to cause to become payable) by the Borrower or Subsidiary party thereto (including any net termination payment) upon the occurrence of any default, event or condition specified in such Section 8(e)).

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Insurance Subsidiary": Legacy Insurance Co., Ltd., a Bermuda company and a Wholly Owned Subsidiary of the Borrower formed for the sole purpose of writing insurance only for the risks of the Borrower and its Subsidiaries.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intellectual Property Security Agreement": the Intellectual Property Security Agreement between the certain Loan Parties and the Administrative Agent, dated as of the date hereof and substantially in the form of Exhibit B-1 to the Guarantee and Collateral Agreement.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending seven days (in the case of Revolving Loans only) or one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending seven days (in the case of Revolving Loans only) or one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) the Borrower may not select an Interest Period for a particular Facility that would extend beyond the final maturity date applicable thereto;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

Notwithstanding the foregoing, clause (iii) above shall not apply to Eurodollar Loans having a seven-day Interest Period.

                  "Investments":  as defined in Section 7.8.

                  "Issuing Lender": JPMorgan Chase Bank (or any of its Affiliates), in its capacity as issuer of any Letter of Credit.

                  "LC Fee Payment Date": the last day of each March, June, September and December, the last day of the Revolving Commitment Period (in the case of RC Letters of Credit) and the Tranche A LC Termination Date (in the case of Tranche A Letters of Credit).

                  "LC Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed.

                  "Legacy Trust": Legacy Drive Trust, a trust formed under the laws of the State of Texas pursuant to, and operating in accordance with, the Trust Agreement.

                  "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit H, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.15.

                  "Lenders":  as defined in the preamble hereto.

                  "Letters of Credit": the letters of credit issued pursuant to
Section 3.1, which shall be deemed to include the Existing Letters of Credit.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing) or any purchase option, call option, right of first refusal or similar right.

                  "Loan": any loan made by any Lender pursuant to this Agreement, including any Tranche A Loan.

                  "Loan Documents": this Agreement, the Security Documents and the Notes.

                  "Loan Parties": the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

                  "Majority Facility Lenders": (i) with respect to the Term Loan Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans and aggregate Term Loan Commitments outstanding under such facility, (ii) with respect to the Revolving Facility, the holders of more than 50% of the Total Revolving Extensions of Credit (or, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments) outstanding under such Facility or (iii) with respect to the Tranche A LC Facility, the holders of more than 50% of the aggregate Tranche A Loans and aggregate Tranche A Commitments outstanding under such Facility.

                  "Managing Agents":  as defined in the preamble hereto.

                  "Material Adverse Effect": a material adverse effect on (a) the business, property, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Secured Parties hereunder or thereunder or (c) the validity, enforceability or priority of the Liens purported to be created by the Security Documents taken as a whole.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mortgaged Property": any real property of any Loan Party as to which the Administrative Agent for the benefit of the Secured Parties has been granted a Lien pursuant to any Mortgage.

                  "Mortgage": any mortgage or deed of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable currently as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of reasonable attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "New Revolving Lender":  as defined in Section 2.2(c).

                  "New Revolving Lender Supplement": as defined in Section
2.2(c).

                  "Non-Excluded Taxes":  as defined in Section 2.19(a).

                  "Non-U.S. Lender":  as defined in Section 2.19(d).

                  "Notes": the collective reference to any promissory note evidencing Loans, substantially in the form of Exhibit J, Exhibit K, Exhibit L or Exhibit M.

                  "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of any Loan Party to the Administrative Agent or to any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) Obligations of the Borrower or any other Loan Party under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements and (iii) the amount of secured Obligations under any Specified Hedge Agreements shall not exceed the net amount, including any net termination payments, that would be required to be paid to the counterparty to such Specified Hedge Agreement on the date of termination of such Specified Hedge Agreement.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant":  as defined in Section 10.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Acquisition": any acquisition, consisting of a single transaction or a series of related transactions, by the Borrower or any one or more of its Wholly Owned Subsidiary Guarantors of all of the Capital Stock of, or all or a substantial part of the assets of, or of a business, unit or division of, any Person organized under the laws of the United States or any state thereof (or a business, unit or division of any Person organized under the laws of any governmental instrumentality other than the United States or any state thereof, which business unit or division operates entirely within the United States) (such business, unit or division, the "Acquired Business"), provided that (a) the consideration paid by the Borrower or such Subsidiary or Subsidiaries pursuant to such acquisition shall be solely in a form referred to in clause (a), (b), (c) or (d) of the definition of "Purchase Price" (or some combination thereof), (b) the requirements of Section 6.10 have been satisfied with respect to such acquisition, (c) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Section 7.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Borrower as if such acquisition had occurred on the first day of each relevant period for testing such compliance, (d) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such acquisition, (e) all actions required to be taken with respect to any acquired or newly formed Subsidiary or otherwise with respect to the Acquired Business in such acquisition under Section 6.9 and 6.10 shall have been taken, (f) the aggregate Purchase Prices in respect of such acquisition and all other Permitted Acquisitions consummated in accordance with this Agreement shall not exceed, in any fiscal year of the Borrower, the sum of (i) $100,000,000 (or, if the Consolidated Leverage Ratio as of the last day of any fiscal quarter during such fiscal year is less than 2.25 to 1.00, $175,000,000) and (ii) an additional up to $30,000,000 to the extent not expended as Capital Expenditures (Expansion) during such fiscal year pursuant to 7.7(b), (g) the Cash/Debt Consideration in respect of such acquisition and all other Permitted Acquisitions consummated in accordance with this Agreement shall not exceed, in any fiscal year of the Borrower, $175,000,000 (plus any amounts available pursuant to the foregoing clause (f)(ii)), and (h) any such acquisition shall have been approved by the Board of Directors or such comparable governing body of the Person (or whose business, unit or division is, as the case may be) being acquired.

                  "Permitted Foreign Acquisition": any acquisition, consisting of a single transaction or a series of related transactions, by the Borrower or any one or more of its Wholly Owned Subsidiary Guarantors of all of the Capital Stock of, or all or a substantial part of the assets of, or of a business, unit or division of, any Person organized under the laws of any governmental instrumentality other than the United States or any state thereof (or a business, unit or division of any Person organized under the laws of the United States or any state thereof, which business unit or division operates entirely outside of the United States) (such business, unit or division, the "Acquired Foreign Business"), provided that (a) the consideration paid by the Borrower or such Subsidiary or Subsidiaries pursuant to such acquisition shall be solely in a form referred to in clause (a), (b), (c) or (d) of the definition of "Purchase Price" (or some combination thereof), (b) the requirements of Section 6.10 have been satisfied with respect to such acquisition, (c) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Section 7.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Borrower as if such acquisition had occurred on the first day of each relevant period for testing such compliance, (d) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such acquisition, (e) all actions required to be taken with respect to any acquired or newly formed Subsidiary or otherwise with respect to the Acquired Foreign Business in such acquisition under Section 6.9 and 6.10 shall have been taken, (f) the aggregate Purchase Prices in respect of such acquisition and all other Permitted Foreign Acquisitions consummated in accordance with this Agreement shall not exceed $50,000,000 in any single fiscal year of the Borrower and shall not exceed $100,000,000 during the term of this Agreement, (g) the Cash/Debt Consideration in respect of such acquisition and all other Permitted Foreign Acquisitions consummated in accordance with this Agreement shall not exceed in the aggregate, $100,000,000, and (h) any such acquisition shall have been approved by the Board of Directors or such comparable governing body of the Person (or whose business, unit or division is, as the case may be) being acquired.

                  "Permitted Investors": the collective reference to (a) the Sponsor and (b) the Speese Persons.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Preferred Stock": the Series A Preferred Stock, $0.01 par value, of the Borrower and the Series C Preferred Stock, $0.01 par value, of the Borrower to be issued pursuant to a certificate of designation in substantially the form previously provided to the Administrative Agent (with changes thereto reasonably acceptable to the Administrative Agent) in exchange for the outstanding Series A Preferred Stock.

                  "Pricing Grid":  the pricing grid attached hereto as Annex A.

                  "Projections":  as defined in Section 6.2(c).

                  "Properties":  as defined in Section 4.17(a).

                  "Purchase Price": with respect to any Permitted Acquisition or Permitted Foreign Acquisition, the sum (without duplication) of (a) the amount of cash paid by the Borrower and its Subsidiaries in connection with such acquisition, (b) the value (as determined for purposes of such acquisition in accordance with the applicable acquisition agreement) of all Capital Stock of the Borrower issued or given as consideration in connection with such acquisition, (c) the Qualified Net Cash Equity Proceeds applied to finance such acquisition and (d) the principal amount (or, if less, the accreted value) at the time of such acquisition of all Assumed Indebtedness with respect thereto.

                  "Qualified Net Cash Debt Proceeds": the Net Cash Proceeds of Indebtedness incurred by the Borrower pursuant to Section 7.2(f)(iii), provided that (1) such unsecured subordinated notes were issued in express contemplation of a Permitted Acquisition or Permitted Foreign Acquisition and (2) such Permitted Acquisition or Permitted Foreign Acquisition is consummated within 90 days after receipt by the Borrower of such Net Cash Proceeds.

                  "Qualified Net Cash Equity Proceeds": the Net Cash Proceeds of any offering of Capital Stock of the Borrower, provided that (a) such offering was made in express contemplation of a Permitted Acquisition or Permitted Foreign Acquisition, (b) such Capital Stock is not mandatorily redeemable and
(c) such Permitted Acquisition or Permitted Foreign Acquisition is consummated within 90 days after receipt by the Borrower of such Net Cash Proceeds.

                  "RAC East": Rent-A-Center East, Inc., a Delaware corporation.

                  "RC LC Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding RC Letters of Credit and (b) the aggregate amount of drawings under RC Letters of Credit that have not then been reimbursed by the Borrower pursuant to Section 3.6.

                  "RC LC Participants": the collective reference to all Revolving Lenders (including the Issuing Lender), as participants in each RC Letter of Credit.

                  "RC Letter of Credit": each Letter of Credit issued by the Issuing Bank under the Revolving Facility pursuant to Section 3.1, including any portion of any Existing Letter of Credit deemed to be an RC Letter of Credit in accordance with Section 3.1 and as indicated on Schedule 1.1.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

                  "Reference Period": with respect to any date, the period of four consecutive fiscal quarters of the Borrower immediately preceding such date or, if such date is the last day of a fiscal quarter, ending on such date.

                  "Refunded Swingline Loans":  as defined in Section 2.6(b).

                  "Refunding Date":  as defined in Section 2.6(c).

                  "Register":  as defined in Section 10.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse pursuant to Section 3.6 amounts paid under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.11(c) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary of the Borrower other than a Specified Subsidiary (unless such Specified Subsidiary was the recipient of such Net Cash Proceeds)) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Repurchase Amount":  as defined in Section 7.6(b).

                  "Required Lenders": at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans and the aggregate Term Loan Commitments then outstanding, (b) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding and (c) the aggregate unpaid principal amount of Tranche A Loans together with the aggregate Tranche A Commitments then in effect.

                  "Required Prepayment Lenders": the Majority Facility Lenders in respect of each of the Term Facility and the Revolving Facility.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, president, chief financial officer or treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer or president of the Borrower.

                  "Restricted Payments":  as defined in Section 7.6.

                  "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and RC Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; provided that the original aggregate amount of the Revolving Commitments is $120,000,000.

                  "Revolving Commitment Period": the period ending on the Revolving Scheduled Commitment Termination Date.

                  "Revolving Extensions of Credit": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the RC LC Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

                  "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

                  "Revolving Loans":  as defined in Section 2.2.

                  "Revolving Percentage": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

                  "Revolving Scheduled Commitment Termination Date": May 28,
2008.

                  "Sale/Leaseback Transaction": any arrangement providing for the leasing to the Borrower or any Subsidiary of real or personal property that has been or is to be (a) sold or transferred by the Borrower or any Subsidiary or (b) constructed or acquired by a third party in anticipation of a program of leasing to the Borrower or any Subsidiary.

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Secured Parties": collectively, the Arranger, the Agents, the Lenders and, with respect to any Specified Hedge Agreement, any affiliate of any Lender party thereto (or any Person that was a Lender or an affiliate thereof when such Specified Hedge Agreement was entered into) that has agreed to be bound by the provisions of Section 7.2 of the Guarantee and Collateral Agreement as if it were a party thereto and by the provisions of Section 9 hereof as if it were a Lender party hereto; provided that any counterparty to a Specified Hedge Agreement that is not a Lender shall have no rights in connection with the management or release of any Collateral or the obligations of any Guarantor under the Loan Documents.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Intellectual Property Security Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Senior Subordinated Note Indenture": the collective reference to each Indenture entered into by the Borrower and certain of its Subsidiaries in connection with any issuance of Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

                  "Senior Subordinated Notes": the collective reference to (a) the subordinated notes of the Borrower or RAC East outstanding on the Closing Date and (b) any subordinated notes of the Borrower issued thereafter pursuant to Section 7.2(f) on terms no less favorable to the Borrower and its Subsidiaries (taken as a whole) and to the Lenders than the terms applicable to the subordinated notes referred to in clause (a) above.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) the realization of the current assets of such Person in the ordinary course of business will be sufficient for such Person to pay recurring current debt, short-term debt and long-term debt service as such debts mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Change of Control": a "Change of Control" or similar event (however defined) as defined in any Senior Subordinated Note Indenture.

                  "Specified Hedge Agreement": any Hedge Agreement (a) entered into by (i) the Borrower or any of its Subsidiaries and (ii) any Lender or any affiliate thereof, or any Person that was a Lender or an affiliate thereof when such Hedge Agreement was entered into as counterparty and (b) which has been designated by such Lender and the Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery thereof by the Borrower or such Subsidiary, as a Specified Hedge Agreement; provided that the designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of any Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement.

                  "Specified Subsidiaries": the collective reference to the Insurance Subsidiary, Legacy Trust and any Excluded Foreign Subsidiary.

                  "Speese Persons": the collective reference to Mark E. Speese, any person having a relationship with Mark E. Speese by blood, marriage or adoption not more remote than first cousin and any trust established for the benefit of any such person.

                  "Sponsor": Apollo Management IV, L.P., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Management, L.P. and their Control Investment Affiliates.

                  "Subordinated Intercompany Note": the Subordinated Intercompany Note to be executed and delivered by the Borrower and each of its Subsidiaries, substantially in the form of Exhibit I, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. Legacy Trust shall be considered a Subsidiary of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower other than the Specified Subsidiaries.

                  "Swingline Commitment": the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $30,000,000.

                  "Swingline Lender": Lehman Commercial Paper Inc., in its capacity as the lender of Swingline Loans.

                  "Swingline Loans":  as defined in Section 2.3.

                  "Swingline Participation Amount": as defined in Section
2.6(c).

                  "Syndication Agents":  as defined in the preamble hereto.

                  "Term Commitment Percentage": as to any Term Lender at any time, the percentage which such Term Lender's Term Loan Commitment constitutes of the aggregate Term Loan Commitments of all Term Loan Lenders.

                  "Term Commitment Termination Date":  August 5, 2003.

                  "Term Lenders":  each Lender that holds a Term Loan.

                  "Term Loan Commitment": as to any Term Loan Lender at any time, the obligation of such Lender, if any, to make Term Loans to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; provided that the original aggregate amount of the Term Loan Commitments is $400,000,000.

                  "Term Loan Percentage": as to any Term Lender at any time, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding.

                  "Term Loans":  as defined in Section 2.1(a).

                  "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect. The amount of the Total Revolving Commitments as of the Closing Date is $120,000,000.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

                  "Total Tranche A Extensions of Credit": at any time, the aggregate amount of the Tranche A LC Obligations and the Tranche A Loans outstanding at such time.

                  "Tranche A Commitment": as to any Tranche A Lender, the obligation of such Lender to make Tranche A Loans to the Borrower or (without duplication) to participate in Tranche A Letters of Credit. The aggregate amount of the Tranche A Commitments as of the Closing Date is $80,000,000.

                  "Tranche A LC Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Tranche A Letters of Credit and

(b) the aggregate amount of drawings under Tranche A Letters of Credit that have not then been reimbursed by the Borrower pursuant to Section 3.6.

                  "Tranche A LC Termination Date": the earlier to occur of (i) May 28, 2008 and (ii) the date on which all Tranche A Letters of Credit are permanently canceled, expire or terminate.

                  "Tranche A Lender": each Lender that holds Tranche A Commitments or Tranche A Loans.

                  "Tranche A Letter of Credit": each Existing Letter of Credit (or portion thereof) set forth under the heading "Tranche A Letters of Credit" on Schedule 1.1 hereto, and each renewal thereof.

                  "Tranche A Loan":  as defined in Section 3.6.

                  "Tranche A Percentage": as to any Tranche A Lender at any time, the percentage which such Lender's Tranche A Commitment then constitutes of the aggregate Tranche A Commitments (or, at any time after the Tranche A Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Tranche A Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Loans then outstanding).

                  "Transferee":  any Assignee or Participant.

                  "Trust Agreement": the Trust Agreement, dated December 31, 2002, between the Borrower and JPMorgan Chase Bank, as trustee, as amended from time to time in accordance with the terms hereof and thereof (and provided that no Event of Default would occur hereunder as a result of such amendment).

                  "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "United States":  the United States of America.

                  "Voting Stock": with respect to any Person, any class or series of Capital Stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation" and (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   Section 2. AMOUNT AND TERMS OF FACILITIES

                  2.1. Term Loans. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a "Term Loan") to the Borrower (i) on the Closing Date and (ii) on any other Business Day on or prior to August 5, 2003 in an amount, on each of the dates set forth in the preceding clauses (i) and (ii), equal to the amount of such requested Term Loan multiplied by such Term Lender's Term Commitment Percentage (which amounts in the aggregate shall not exceed the amount of the Term Loan Commitment of such Term Lender). The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.4 and 2.12.

                  2.2. Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the sum of (i) the RC LC Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12.

                  (b) The Borrower and any one or more Revolving Lenders (including New Revolving Lenders) may agree that each such Lender shall obtain a Revolving Commitment or increase the amount of its existing Revolving Commitment, as applicable, in each case by executing and delivering to the Administrative Agent an Increased Revolving Facility Activation Notice specifying (i) the amount of such increase and (ii) the Increased Revolving Facility Closing Date. Notwithstanding the foregoing, without the consent of the Required Lenders, (i) the aggregate amount of incremental Revolving Commitments obtained pursuant to this paragraph shall not exceed $40,000,000 and (ii) no more than three Increased Revolving Facility Closing Dates may be selected by the Borrower during the term of this Agreement. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.

                  (c) Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a "Revolving Lender" under this Agreement in connection with any transaction described in
Section 2.2(b) shall execute a New Revolving Lender Supplement (each, a "New Revolving Lender Supplement"), substantially in the form of Exhibit O, whereupon such bank, financial institution or other entity (a "New Revolving Lender") shall become a Revolving Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

                  (d) For the purpose of providing that the respective amounts of Revolving Loans (and Eurodollar Tranches in respect thereof) held by the Revolving Lenders are held by them on a pro rata basis according to their respective Revolving Percentages, on each Increased Revolving Facility Closing Date (i) all outstanding Revolving Loans shall be converted into a single Revolving Loan that is a Eurodollar Loan (with an interest period to be selected by the Borrower), and upon such conversion the Borrower shall pay any amounts owing pursuant to Section 2.20, if any, (ii) any new borrowings of Revolving Loans on such date shall also be part of such single Revolving Loan and (iii) all Revolving Lenders (including the New Revolving Lenders) shall hold a portion of such single Revolving Loan equal to its Revolving Percentage thereof and any fundings on such date shall be made in such a manner so as to achieve the foregoing.

                  2.3. Swingline Commitment. Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans ("Swingline Loans") to the Borrower; provided that (a) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Loans hereunder, may exceed the Swingline Commitment then in effect) and (b) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

                  2.4. Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the anticipated Borrowing Date with respect to ABR Loans and three Business Days prior to the anticipated Borrowing Date with respect to Eurodollar Loans) requesting that the Term Lenders make the Term Loans on the Borrowing Date and specifying the amount to be borrowed. Each borrowing of Term Loans shall be in an amount equal to $2,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Term Commitments are less than $2,000,000, such lesser amount). Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Borrowing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in like funds.

                  2.5. Procedure for Revolving Loan Borrowing. (a) The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) one Business Day prior to the
requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $2,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $2,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to
Section 2.6 and the Borrower may request borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 3.6.

                  (b) Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each relevant Lender thereof. Each relevant Lender will make the amount of its pro rata share of each such borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the relevant Lenders and in like funds as received by the Administrative Agent or, if the borrowing was made pursuant to Section 3.6, by paying the Issuing Bank the amounts funded by it with respect to the Letter of Credit drawing which gave rise to such borrowing.

                  2.6. Procedure for Swingline Borrowing; Refunding of Swingline Loans(a) . (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

                  (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may (and, not later than 10 Business Days after the making of a Swingline Loan, shall) on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time (with a copy of such notice being provided to the Borrower), request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender's Revolving Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline

Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans (with notice of such charge being provided to the Borrower, provided that the failure to give such notice shall not affect the validity of such charge).

                  (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.6(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.6(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.6(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Revolving Lender's Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

                  (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Revolving Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

                  (e) Each Revolving Lender's obligation to make the Loans referred to in Section 2.6(b) and to purchase participating interests pursuant to Section 2.6(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.7. Repayment of Loans. (a) The Term Loan of each Term Lender shall mature in 24 installments, each of which shall be in an amount equal to such Term Lender's Term Loan Percentage multiplied by an amount equal to (x) the percentage set forth below opposite the applicable installment date multiplied by (y) the aggregate principal amount of Term Loans outstanding on the Term Commitment Termination Date less any amounts prepaid pursuant to Section 2.10 or
2.11 on or prior to such installment date (provided that the aggregate amount of the final installment shall in any event equal the aggregate then outstanding principal amount of the Term Loans):

                            Installment                 Percentage of Principal Amount
                            -----------                 ------------------------------
                  September 30, 2003                                 0.25%
                  December 31, 2003                                  0.25%
                  March 31, 2004                                     0.25%
                  June 30, 2004                                      0.25%
                  September 30, 2004                                 0.25%
                  December 31, 2004                                  0.25%
                  March 31, 2005                                     0.25%
                  June 30, 2005                                      0.25%
                  September 30, 2005                                 0.25%
                  December 31, 2005                                  0.25%
                  March 31, 2006                                     0.25%
                  June 30, 2006                                      0.25%
                  September 30, 2006                                 0.25%
                  December 31, 2006                                  0.25%
                  March 31, 2007                                     0.25%
                  June 30, 2007                                      0.25%
                  September 30, 2007                                 0.25%
                  December 31, 2007                                  0.25%
                  March 31, 2008                                     0.25%
                  June 30, 2008                                      0.25%
                  September 30, 2008                                23.75%
                  December 31, 2008                                 23.75%
                  March 31, 2009                                    23.75%
                  May 28, 2009                                      23.75%

                  (b) The Borrower shall repay all outstanding Revolving Loans and Swingline Loans on the Revolving Scheduled Commitment Termination Date.

                  (c) The Borrower shall repay all outstanding Tranche A Loans on the Tranche A LC Termination Date.

                  2.8. Commitment Fees, Etc(a) . (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee accruing during the Revolving Commitment Period, computed at a per annum rate equal to the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable on the last day of each March, June, September and December and on the Revolving Scheduled Commitment Termination Date.

                  (b) The Borrower agrees to pay to the Administrative Agent for the account of each Term Lender a commitment fee accruing during the period beginning on the Closing Date and ending on the Term Commitment Termination Date, computed at a per annum rate equal to 1/2 of 1% on the average daily amount of the Available Term Commitment of such Lender during the period for which payment is made, payable on the Term Commitment Termination Date.

                  (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

                  2.9. Termination or Reduction of Commitments. (a) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments;

provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such partial reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

                  (b) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Tranche A Commitments or, from time to time, to reduce the amount of the Tranche A Commitments; provided that no such termination or reduction of Tranche A Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Tranche A Loans made on the effective date thereof, the Total Tranche A Extensions of Credit would exceed the aggregate Tranche A Commitments. Any such partial reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Tranche A Commitments then in effect. Notwithstanding the foregoing, the Tranche A Commitments shall be automatically and permanently reduced on a dollar-for-dollar basis upon the cancellation, termination or expiration without renewal of each Tranche A Letter of Credit or any portion of the face amount thereof.

                  (c) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Term Loan Commitments or, from time to time, to reduce the amount of the Term Loan Commitments. Any such partial reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Term Loan Commitments then in effect.

                  2.10. Optional Prepayments. Subject to Section 2.17, the Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and, if applicable, whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans (other than Swingline Loans) shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

                  2.11. Mandatory Prepayments. (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Capital Stock (other than any Capital Stock issued by the Borrower which yields Qualified Net Cash Equity Proceeds) shall be issued by the Borrower or any of its Subsidiaries at such time when the Consolidated Leverage Ratio (determined as at the end of the most recent period of four consecutive fiscal quarters ended prior to the required date of prepayment for which the relevant financial information is available on a pro forma basis as if such issuance had occurred on the first day of such period) is greater than or equal to 1.50 to 1.00, an amount equal to 25% of the Net Cash Proceeds thereof shall be applied within two Business Days following the date of such issuance (or with respect to Net Cash Proceeds at one time constituting Qualified Net Cash Equity Proceeds, failure to constitute Qualified Net Cash Equity Proceeds) toward the prepayment of the Term Loans.

                  (b) Unless the Required Prepayment Lenders shall otherwise agree, if any Indebtedness shall be incurred by the Borrower or any of its Subsidiaries (including any Indebtedness incurred in accordance with Section 7.2(f)(iii), other than Indebtedness which yields Qualified Net Cash Debt Proceeds in an aggregate amount not to exceed $175,000,000, but excluding any other Indebtedness incurred in accordance with
Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence (or with respect to Net Cash Proceeds at one time constituting Qualified Net Cash Debt Proceeds, failure to constitute Qualified Net Cash Debt Proceeds) toward the prepayment of the Term Loans.

                  (c) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, an amount equal to 75% of such Net Cash Proceeds shall be applied within two Business Days following such date toward the prepayment of the Term Loans; provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $25,000,000 in any fiscal year of the Borrower, and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans; provided, further, that, notwithstanding the foregoing, the Borrower shall not be required to prepay the Term Loans in accordance with this paragraph (c) except to the extent that the Net Cash Proceeds from all Asset Sales which have not been so applied equals or exceeds $10,000,000 in the aggregate.

                  (d) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2003, there shall be Excess Cash Flow and the Consolidated Leverage Ratio as of the last day of such fiscal year is greater than or equal to 1.50 to 1.00, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply 50% (or, if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 1.50 to 1.00 but greater than or equal to 1.00 to 1.00, 25%) of such Excess Cash Flow toward the prepayment of the Term Loans. Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five Business Days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                  (e) The application of any prepayment of Loans pursuant to this Section 2.11 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.11 (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  2.12. Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the

Administrative Agent, in accordance with the applicable provisions of the term "Interest Period", of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.13. Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than 15 Eurodollar Tranches shall be outstanding at any one time.

                  2.14. Interest Rates and Payment Dates. (a) Each
Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.14 plus 2% or (y) in the case of Reimbursement Obligations under the Revolving Facility or the Tranche A LC Facility, the rate applicable to ABR Loans under the Revolving Facility or the Tranche A LC Facility, respectively, plus 2% and
(ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee, Letter of Credit fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.15. Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

                  2.16. Inability to Determine Interest Rate. If prior to the first day of any Interest Period

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  2.17. Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the Commitments in the relevant Facility held by the relevant Lenders.

                  (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans or Tranche A Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans or Tranche A Loans then held by the Term Lenders or Tranche A Lenders, respectively. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans on a pro rata basis based upon the then remaining principal amount thereof. Amounts repaid or prepaid on account of the Term Loans or Tranche A Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata to the Revolving Lenders according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

                  (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

                  (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  2.18. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded

         Taxes covered by Section 2.19 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify (no more frequently than quarterly) the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (which may be submitted no more frequently than quarterly), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

                  (c) In determining any additional amounts payable pursuant to this Section 2.18, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 2.18 shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.18, shall give prompt written notice of such determination to the Borrower, which notice shall show the basis for calculation of such additional amounts. The obligations of the Borrower pursuant to this
Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.19. Taxes. (a) Subject to the last proviso of this paragraph
(a), all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any state thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 8-BEN or Form 8-ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form 8-BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the request of the Borrower as a result of the obsolescence, inaccuracy or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer qualified to provide or capable of providing any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (f) If any Lender receives a refund of any Non-Excluded Taxes or Other Taxes paid or indemnified by the Borrower under this Section 2.19, such Lender shall pay the amount of such refund to the Borrower within 15 days of the date it received such refund.

                  (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.20. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.21. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18, 2.19(a) or 2.23 with respect to such Lender, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.18, 2.19(a) or 2.23.

                  2.22. Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19(a),
(iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under
Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                  2.23. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.20.

                          Section 3. LETTERS OF CREDIT

                  3.1. LC Commitments. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the RC LC Participants or the Tranche A Lenders, as the case may be, set forth in this
Section 3, agrees to issue, on any Business Day, Letters of Credit for the account of the Borrower (including the account of the Borrower acting on behalf of any of its Subsidiaries), each of which shall be designated according to the Facility under which such Letter of Credit is issued, as either an RC Letter of Credit or a Tranche A Letter of Credit, as the case may be, and in such form as may be approved from time to time by the Issuing Lender; provided that (i) the Issuing Lender shall have no obligation to issue any RC Letter of Credit if, after giving effect to such issuance, (x) the RC LC Obligations would exceed the Total Revolving Commitments or (y) the aggregate amount of the Available Revolving Commitments would be less than zero and (ii) the Tranche A Letters of Credit shall be Existing Letters of Credit (or portions thereof) only, as set forth on Schedule 1.1. Any portion of the Existing Letters of Credit in excess of the aggregate Tranche A Commitments on the Closing Date shall be deemed to constitute RC Letters of Credit, as specified on Schedule 1.1. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to (1) in the case of RC Letters of Credit, the Revolving Scheduled Commitment Termination Date or (2) in the case of Tranche A Letters of Credit, the date set forth in clause (i) of the definition of "Tranche A LC Termination Date"; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
(y) above). Any draw on (and any reimbursement under) a Letter of Credit for which a portion is allocated to each of the Revolving Facility and the Tranche A LC Facility shall be made on a pro rata basis between the Revolving Facility and the Tranche A LC Facility in proportion to the amount of such Letter of Credit allocated to such Facility.

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any LC Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2. Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor (and, with respect to RC Letters of Credit, delivery of a copy of such Application to the Administrative Agent), completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower (and, with respect to RC Letters of Credit, to the Administrative Agent) promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

                  3.3. Fees and Other Charges. (a) The Borrower will pay a Letter of Credit fee calculated at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility or the Tranche A LC Facility, respectively, and payable on the face amount of all outstanding RC Letters of Credit and Tranche A Letters of Credit, in each case shared ratably among the Lenders under the relevant Facility and payable quarterly in arrears on each LC Fee Payment Date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each LC Fee Payment Date.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4. RC LC Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each RC LC Participant, and, to induce the Issuing Lender to issue RC Letters of Credit hereunder, each RC LC Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such RC LC Participant's own account and risk an undivided interest equal to such RC LC Participant's Revolving Percentage in the Issuing Lender's obligations and rights under each RC Letter of Credit (including, for the avoidance of doubt, any portion of an Existing Letter of Credit deemed to be a RC Letter of Credit in accordance with Section 3.1 and as indicated on Schedule 1.1) issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each RC LC Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any RC Letter of Credit for which the Issuing

Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such RC LC Participant shall pay to the Administrative Agent for the account of the Issuing Lender upon demand at the Administrative Agent's address for notices specified herein (and thereafter the Administrative Agent shall promptly pay to the Issuing Lender) an amount equal to such RC LC Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                  (b) If any amount required to be paid by any RC LC Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any RC Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, the Issuing Lender shall so notify the Administrative Agent, who shall promptly notify the RC LC Participants, and each such RC LC Participant shall pay to the Administrative Agent, for the account of the Issuing Lender, on demand (and thereafter the Administrative Agent shall promptly pay to the Issuing Lender) an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any RC LC Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent for the account of the Issuing Lender by such RC LC Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of the Issuing Lender shall be entitled to recover from such RC LC Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Administrative Agent submitted on behalf of the Issuing Lender to any RC LC Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any RC Letter of Credit and has received from the Administrative Agent any RC LC Participant's pro rata share of such payment in accordance with
Section 3.4(a), the Issuing Lender receives any payment related to such RC Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to the Administrative Agent for the account of such RC LC Participant (and thereafter the Administrative Agent will promptly distribute to such RC LC Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such RC LC Participant shall return to the Administrative Agent for the account of the Issuing Lender (and thereafter the Administrative Agent shall promptly return to the Issuing Lender) the portion thereof previously distributed by the Issuing Lender.

                  (d) Each RC LC Participant's obligation to purchase participating interests pursuant to Section 3.4(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such RC LC Participant or the Borrower may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  3.5. Tranche A LC Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each Tranche A Lender, and, to induce the Issuing Lender to issue Tranche A Letters of Credit hereunder, each Tranche A Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such Tranche A Lender's own account and risk an undivided interest equal to such Tranche A Lender's Tranche A Percentage in the Issuing Lender's obligations and rights under each Tranche A Letter of Credit (including, for the avoidance of doubt, any portion of an Existing Letter of Credit deemed to be a Tranche A Letter of Credit in accordance with Section 3.1 and as indicated on
Schedule 1.1) issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each Tranche A Lender unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Tranche A Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Tranche A Lender shall pay to the Administrative Agent for the account of the Issuing Lender upon demand at the Administrative Agent's address for notices specified herein (and thereafter the Administrative Agent shall promptly pay to the Issuing Lender) an amount equal to such Tranche A Lender's Tranche A Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                  (b) If any amount required to be paid by any Tranche A Lender to the Issuing Lender pursuant to Section 3.5(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Tranche A Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, the Issuing Lender shall so notify the Administrative Agent, who shall promptly notify the Tranche A Lenders, and each such Tranche A Lender shall pay to the Administrative Agent, for the account of the Issuing Lender, on demand (and thereafter the Administrative Agent shall promptly pay to the Issuing Lender) an amount equal to the product of (i) such amount, times
(ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Tranche A Lender pursuant to Section 3.5(a) is not made available to the Administrative Agent for the account of the Issuing Lender by such Tranche A Lender within three Business Days after the date such payment is due, the Administrative Agent on behalf of the Issuing Lender shall be entitled to recover from such Tranche A Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Tranche A LC Facility. A certificate of the Administrative Agent submitted on behalf of the Issuing Lender to any Tranche A Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Tranche A Letter of Credit and has received from the Administrative Agent any Tranche A Lender's pro rata share of such payment in accordance with Section 3.5(a), the Issuing Lender receives any payment related to such Tranche A Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to the Administrative Agent for the account of such Tranche A Lender (and thereafter the Administrative Agent will promptly distribute to such Tranche A Lender) its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such Tranche A Lender shall return to the Administrative Agent for the account of the Issuing Lender (and thereafter the Administrative Agent shall promptly return to the Issuing Lender) the portion thereof previously distributed by the Issuing Lender.

                  (d) Each Tranche A Lender's obligation to purchase participating interests pursuant to Section 3.5(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Tranche A Lender or the Borrower may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  3.6. Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Issuing Lender in accordance with this Section upon notification to the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other reasonable costs or expenses incurred by the Issuing Lender in connection with such payment.

                  (b) In the case of RC Letters of Credit and Tranche A Letters of Credit, if the Borrower is notified as provided in the immediately preceding sentence by 2:00 P.M., New York City time, on any day, then the Borrower shall so reimburse the Issuing Lender by 12:00 Noon, New York City time, on the next succeeding Business Day, and, if so notified after 2:00 P.M., New York City time, on any day, the Borrower shall so reimburse the Issuing Lender by 12:00 Noon, New York City time, on the second succeeding Business Day.

                  (c) Each drawing under an RC Letter of Credit or Tranche A Letter of Credit shall (unless an event of the type described in Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures set forth in Sections 3.4 and 3.5 for the funding of participations shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing, in the amount of such drawing, (x) in the case of a drawing under an RC Letter of Credit, of ABR Revolving Loans pursuant to Section 2.5 (or, at the option of the Administrative Agent and the Swingline Lender in their sole discretion, a borrowing of Swingline Loans pursuant to
Section 2.6) and (y) in the case of a drawing under a Tranche A Letter of Credit, of ABR Loans from the Tranche A Lenders ("Tranche A Loans"). The Borrowing Date with respect to any such borrowing shall be (i) in the case of Revolving Loans or Swingline Loans, the first date on which a borrowing of Revolving Loans (or, if applicable, Swingline Loans) could be made pursuant to
Section 2.5 (or, if applicable, Section 2.7) if the Administrative Agent had received a notice of such borrowing at the time of such drawing under such RC Letter of Credit and (ii) in the case of Tranche A Loans, if such drawing occurred prior to 12:00 noon, New York City time, on the following Business Day and if such drawing occurred at or after 12:00 noon, New York City time, on the second following Business Day. Section 2.5(b) shall apply to borrowings of Tranche A Loans, mutatis mutandis.

                  (d) Each payment under this Section 3.6 shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full in the case of RC Letters of Credit and Tranche A Letters of Credit, at the rate set forth in (i) until the second Business Day following the date of payment of the applicable drawing,
Section 2.14(b) and (ii) thereafter, Section 2.14(c), in each case payable on demand.

                  3.7. Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.6 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions constituting gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                  3.8. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  3.9. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   Section 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                  4.1. Financial Condition. The audited consolidated balance sheet of the Borrower as at December 31, 2002, and the related consolidated statements of operations, stockholder's equity and cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Grant Thornton LLP, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower as at March 31, 2003, and the related unaudited consolidated and consolidating statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated and consolidating cash flows for the three-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes). Such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities or liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the financial statements referred to in this paragraph. During the period from March 31, 2003 to and including the date hereof there has been no Disposition by the Borrower or any Subsidiary of any material part of its business or property.

                  4.2. No Change. Since December 31, 2002 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3. Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing, if applicable, under the laws of the jurisdiction of its organization, (b) has the power (corporate or otherwise) and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4. Power; Authorization; Enforceable Obligations. Each Loan Party has the power (corporate or otherwise) and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary action (corporate or otherwise) to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in
Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.6. Litigation. Except as set forth on Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  4.7. No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8. Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 7.3.

                  4.9. Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

                  4.10. Taxes. The Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority to the extent due and payable (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no material tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge, except to the extent that the validity thereof is being contested in good faith pursuant to appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  4.11. Federal Regulations. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  4.12. Labor Matters. Except as set forth on Schedule 4.6 and as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

                  4.13. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien against the Borrower or any Commonly Controlled Entity and in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled

Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.14. Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  4.15. Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, independent contractors or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents or as set forth on Schedule 4.15.

                  4.16. Use of Proceeds. The proceeds of the Term Loans shall be used as set forth in Section 6.11, and the proceeds of the Revolving Loans and the Swingline Loans, and the Letters of Credit, shall be used for general corporate purposes.

                  4.17. Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation by Borrower or its Subsidiaries of, or could give rise to liability of Borrower or its Subsidiaries under, any Environmental Law;

                  (b) neither the Borrower nor any of its Subsidiaries has received any notice of, or is otherwise aware of, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business presently or formerly operated by the Borrower or any of its Subsidiaries (the "Business"), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (c) Materials of Environmental Concern have not been transported or disposed of by or on behalf of the Borrower or its Subsidiaries from the Properties or otherwise in connection with the Business, in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored, or disposed of, or have otherwise come to be located at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

                  (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

                  (e) there has been no release or threat of release of Materials of Environmental Concern at, to, on, under or from the Properties or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability of Borrower or its Subsidiaries under Environmental Laws;

                  (f) the Borrower, its Subsidiaries, the Business, the Properties and all operations at the Properties are in compliance and have in the last five years been in compliance with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

                  (g) neither the Borrower nor any of its Subsidiaries has, by contract or by operation of law, assumed any liability of any other Person or agreed to indemnify any other person for liability under Environmental Laws.

                  4.18. Accuracy of Information, etc. (a) No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  (b) The Borrower's Annual Report on Form 10-K for the year ended December 31, 2002 and the Borrower's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (collectively the "Borrower's SEC Reports") as of their respective filing dates complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder applicable to the Borrower's SEC Reports. None of the Borrower's SEC Reports at the time of filing contained any untrue statements of material fact or omitted a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Forward looking statements and other statements contained in the Borrower's SEC Reports are subject to the cautionary language and risk factors contained in the Borrower's SEC Reports.

                  4.19. Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described in Section 3 thereof and proceeds of such Collateral. In the case of (i) the Pledged Equity Interests described in the Guarantee and Collateral

Agreement, when stock certificates representing such certificated Pledged Equity Interests are delivered to the Administrative Agent or when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a) and
(ii) the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19(a) (or otherwise notified to the Administrative Agent) in appropriate form are filed in the offices specified on Schedule 4.19(a) (or otherwise notified to the Administrative Agent), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Vehicles (as defined in the Guarantee and Collateral Agreement), Deposit Accounts (as defined in the Guarantee and Collateral Agreement), and leasehold estates in real property) and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Equity Interests, Liens permitted by Section 7.3).

                  (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof and constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person except Liens permitted by Section 7.3.

                  4.20. Solvency. Each Loan Party is on the Closing Date (after giving effect to the transactions contemplated by this Agreement), and will continue to be, Solvent.

                  4.21. Senior Indebtedness. The Obligations constitute "Senior Indebtedness" of the Borrower under and as defined in each Senior Subordinated
Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under and as defined in each Senior Subordinated Note Indenture.

                  4.22. Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                  4.23. Insurance. Each of the Borrower and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and none of the Borrower or any of its Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.

                  4.24. Lease Payments. Each of the Borrower and its Subsidiaries has paid all payments required to be made by it within any specified grace periods under leases of real property where any of the Collateral is or may be located from time to time (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiary, as the case may be), except as could not reasonably be expected to have a Material Adverse Effect; no landlord Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such payments, in each case that could, when taken together with any other such liens or claims, reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary owns any real property in fee simple.

                        Section 5. CONDITIONS PRECEDENT

                  5.1. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction, prior to or concurrently with the making of the Term Loans on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, (iii) each Note requested by any Lender, (iv) the Subordinated Intercompany Note and (v) the Intellectual Property Security Agreement.

                  (b) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower and each Subsidiary Guarantor, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (c) Approvals. All governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

                  (d) Termination of Existing Credit Facilities. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that all amounts under the Existing Credit Agreement shall be paid in full on the Closing Date (except that the Existing Letters of Credit shall remain in effect and shall become Letters of Credit hereunder) and arrangements satisfactory to the Administrative Agent shall have been made for the termination of Liens and security interests granted in connection therewith.

                  (e) Fees. The Lenders, the Arrangers and each Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions or offices (including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office) requested by the Administrative Agent in which UCC financing statements or other filings or recordations should be made (or would have been made under the UCC as in effect immediately prior to July 1,
         2001) to evidence or perfect (with the priority required under the Loan Documents) security interests in the Collateral, and such search shall reveal no Liens on any of the assets of the Borrower or its Subsidiaries except for Liens permitted by Section 7.3.

                  (g) Other Certifications. The Administrative Agent shall have received the following:

                           (i) a copy of the charter of the Borrower and each
                  Subsidiary Guarantor and each amendment thereto, certified (as of a date reasonably near the Closing Date) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized;

                           (ii) a copy of a certificate of the Secretary of
                  State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized, dated reasonably near the Closing Date, listing the charter of such Loan Party and each amendment thereto on file in such office and certifying that (A) such amendments are the only amendments to such Person's charter on file in such office,
                  (B) such Person has paid all franchise taxes to the date of such certificate and (C) such Person is duly organized and in good standing under the laws of such jurisdiction;

                           (iii) a telephonic confirmation from the Secretary of
                  State or other applicable Governmental Authority of each jurisdiction in which each such Person is organized certifying that the Borrower and each Subsidiary Guarantor is duly organized and in good standing under the laws of such jurisdiction on the Closing Date, together with a written confirmatory report in respect thereof prepared by, or on behalf of, a filing service acceptable to the Administrative Agent; and

                           (iv) a copy of a certificate of the Secretary of
                  State or other applicable Governmental Authority of each jurisdiction reasonably requested by the Administrative Agent, dated reasonably near the Closing Date, stating that the Borrower and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation or entity in each such jurisdiction and has filed all annual reports required to be filed to the date of such certificate, provided that the failure to be so duly qualified in any particular jurisdiction shall not constitute a failure of this condition precedent unless such failure, when taken together with any other such failure in any other applicable jurisdiction, could reasonably be expected to have a Material Adverse Effect.

                  (h) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Winstead Sechrest & Minick P.C., counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F.

                  (i) Pledged Equity Interests; Stock Power; Pledged Notes . The Administrative Agent shall have received (i) all originals of the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power or other power of transfer for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) all originals of each promissory note, if any, pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

                  (j) Filings, Registrations and Recordings. Each document (including, without limitation, any UCC financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on, and security interest in, the Collateral described therein, prior and superior in right to any other Person (other than Liens permitted by Section 7.3), shall have been duly prepared for filing, registration or recordation, as applicable, and delivered to the Administrative Agent and shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (k) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

                  (l) Miscellaneous. The Administrative Agent shall have received such other documents, agreements, certificates and information as it shall reasonably request.

                  5.2. Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless such representations expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date).

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                        Section 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any Commitment remains in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

                  6.1. Financial Statements. Furnish to the Administrative Agent with sufficient copies for each Lender (and the Administrative Agent shall promptly provide to each Lender, by posting to Intralinks or otherwise):

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Grant Thornton LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of notes thereto).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2. Certificates; Other Information. Furnish to the Administrative Agent with sufficient copies for each Lender (or, in the case of clause (g), to the relevant Lender):

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and
         (ii) (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, and (y) to the extent not previously disclosed to the Administrative Agent, a report describing each new Subsidiary of any Loan Party, any change in the name or jurisdiction of organization of any Loan Party and any new fee owned real property or material Intellectual Property acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (y);

                  (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income, resulting applicable financial covenant ratios and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year; provided that delivery of the Report on Form 10-Q filed with the SEC with respect to such fiscal quarter shall be deemed to satisfy the foregoing requirement;

                  (e) no later than five Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture if the effectiveness thereof requires the approval of any percentage of the holders of Indebtedness thereunder;

                  (f) within five Business Days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five Business Days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; and

                  (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  6.4. Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its corporate (or other) existence and
(ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5. Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption expense coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  6.6. Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) subject to the provisions of Section 10.14, permit representatives of any Lender, upon reasonable prior notice, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  6.7. Notices. Promptly give notice to the Administrative Agent with sufficient copies for each Lender (and the Administrative Agent shall promptly provide such notice to each Lender, by posting to Intralinks or otherwise) of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if reasonably expected to be adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which (x) the amount claimed is (i) $20,000,000 or more and (ii) not covered by insurance or (y) injunctive or similar relief is sought which could reasonably be expected to be granted and which, if granted, could reasonably be expected to have a Material Adverse Effect;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
         (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  6.8. Environmental Laws. Except as could not reasonably be expected to have a Material Adverse Effect:

                  (a) comply with, and contractually require compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and contractually require that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; and

                  (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  6.9. Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (w) any vehicles and any immaterial inventory and equipment, (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 7.3(g) or (j) and
(z) property acquired by any Specified Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

                  (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $750,000 acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(g) or (j) and (z) real property acquired by any Specified Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by the Borrower or any of its Subsidiaries (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary but shall exclude Legacy Trust and the Insurance Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries (except Capital Stock constituting Investments permitted under Section 7.8(g) or
(j)), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock (or other transfer) powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), and (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock (or other transfer) powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein.

                  6.10. Permitted Acquisitions and Permitted Foreign Acquisitions. (a) Deliver to the Lenders, within ten Business Days following the closing date of any Permitted Acquisition or Permitted Foreign Acquisition involving a Purchase Price less than $35,000,000 (other than any such acquisition that, together with any related acquisition, involves less than thirty stores), each of the following: (i) a description of the property, assets and/or equity interest being purchased, in reasonable detail; and (ii) a copy of the purchase agreement pursuant to which such acquisition was consummated or a term sheet or other description setting forth the essential terms and the basic structure of such acquisition.

                  (b) Deliver to the Lenders, not less than ten Business Days prior to the closing date of any Permitted Acquisition or Permitted Foreign Acquisition involving a Purchase Price greater than or equal to $35,000,000, each of the following: (A) a description of the property, assets and/or equity interest being purchased, in reasonable detail; (B) a copy of the purchase agreement pursuant to which such acquisition was or is to be consummated or a term sheet or other description setting forth the essential terms and the basic structure of such acquisition; (C) projected statements of income for the entity that is being acquired (or the assets, if an acquisition of assets) for at least a two-year period following such acquisition (including a summary of assumptions or pro forma adjustments for such projections); (D) to the extent made available to the Borrower, historical financial statements for the entity that is being acquired (or the assets, if an acquisition of assets) (including balance sheets and statements of income, retained earnings and cash flows for at least a two-year period prior to such acquisition); and (E) confirmation, supported by detailed calculations, that the Borrower and its Subsidiaries would have been in compliance with all the covenants in Section 7.1 for the fiscal quarter ending immediately prior to the consummation of such acquisition, with such compliance determined on a pro forma basis as if such acquisition had been consummated on the first day of the Reference Period ending on the last day of such fiscal quarter.

                  6.11. Use of Proceeds. Apply the proceeds of the Term Loans advanced on the Closing Date to repay in full all outstanding obligations of RAC East under the Existing Credit Agreement, and, on each subsequent Borrowing Date of Term Loans, apply the proceeds of such Term Loans (i) to the repurchase of the Borrower's Capital Stock pursuant to the equity tender offer dated April 28, 2003, (ii) to the repurchase of the Borrower's Capital Stock from the Sponsor pursuant to an agreement dated as of April 25, 2003, (iii) to open market repurchases of the Borrower's Capital Stock otherwise permitted by this Agreement and (iv) for general corporate purposes.

                  6.12. Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Secured Party of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                          Section 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1. Financial Condition Covenants.

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending on or after June 30, 2003 to exceed 2.75 to 1.00.

                  (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter during any period set forth below to be less than the ratio set forth below opposite such period:

                                                                              Consolidated
                  Period                                                 Interest Coverage Ratio
                  ------                                                 -----------------------
                  Fiscal year 2003                                            3.50 to 1.00
                  Fiscal year 2004 and thereafter                             4.00 to 1.00

                  (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such period:

                                                                              Consolidated
                  Period                                               Fixed Charge Coverage Ratio
                  ------                                               ---------------------------
                  On or prior to June 30, 2008                                1.50 to 1.00
                  September 30, 2008                                          1.25 to 1.00
                  December 31, 2008 and thereafter                            1.00 to 1.00

                  7.2. Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) (i) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary; provided, that such Indebtedness owing by any Loan Party shall be subordinated to the obligations of such Loan Party under the Loan Documents as set forth in the Subordinated Intercompany Note and
         (ii) Indebtedness of the Borrower and any Subsidiary to the Insurance Subsidiary in an aggregate amount not to exceed $35,000,000 at any time outstanding that cannot be subordinated to the obligations of such Loan Party under the Loan Documents for regulatory reasons or would cause the carrying value for regulatory valuation purposes to be decreased;

                  (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

                  (d) Indebtedness (other than the Indebtedness referred to in Section 7.2(b), (e), (f) and (h)) outstanding on the Closing Date and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

                  (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding;

                  (f) (i) Indebtedness of the Borrower (and, with respect to not more than $89,455,000 of the amount referred to in clause (x) below, RAC East) in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed (x) during the period from and including the Closing Date to but excluding August 16, 2003, $389,455,000 and (y) thereafter, $300,000,000 and any refinancings thereof (without increasing, or shorting the maturity of, the principal amount thereof) with other unsecured subordinated notes of the Borrower that have terms (other than the interest rate) no less favorable to the Borrower and its Subsidiaries (taken as a whole) and, in the judgment of the Administrative Agent, to the Lenders (taken as a whole) than the notes being so refinanced and an interest rate thereon not exceeding the then applicable market interest rate, (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness and Guarantee Obligations of the Borrower in respect of Indebtedness of RAC East specified in clause (x) above, provided that such Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes or any notes issued pursuant to a refinancing permitted pursuant to clause (i) above and
         (iii) additional unsecured subordinated notes of the Borrower not permitted pursuant to clause (i) above that have terms (other than the interest rate) no less favorable to the Borrower and its Subsidiaries (taken as a whole) and, in the judgment of the Administrative Agent, to the Lenders (taken as a whole) than the Senior Subordinated Notes and an interest rate thereon not exceeding the then applicable market interest rate provided that all Net Cash Proceeds of such unsecured subordinated notes are applied to the prepayment of the Term Loans except that, notwithstanding the foregoing, $175,000,000 of such Net Cash Proceeds that constitute Qualified Net Cash Debt Proceeds may be applied to Permitted Acquisitions or Permitted Foreign Acquisitions;

                  (g) Assumed Indebtedness incurred pursuant to Permitted Acquisitions or Permitted Foreign Acquisitions consummated after the Closing Date in an aggregate amount not to exceed $100,000,000 at any time outstanding;

                  (h) Guarantee Obligations of the Borrower or any Subsidiary in respect of Indebtedness of franchisees not to exceed $75,000,000 at any one time outstanding; and

                  (i) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $35,000,000 at any one time outstanding.

                  7.3. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the Closing Date listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional property after the Closing Date (other than "products" and "proceeds" thereof, as each such term is defined in the Uniform Commercial Code of the State of New
         York) and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower or any of its Subsidiaries incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (including the "products" and "proceeds" thereof, as each such term is defined in the Uniform Commercial Code of the State of New
         York) and (iii) the amount of Indebtedness secured thereby is not increased;

                  (h) Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (j) Liens on the property or assets of an Acquired Business or Acquired Foreign Business occurring or arising after the Closing Date and securing Assumed Indebtedness in an amount not to exceed $50,000,000, provided that such Liens (i) were not incurred in contemplation of the Permitted Acquisition or the Permitted Foreign Acquisition consummated in conjunction with the assumption of such Assumed Indebtedness and (ii) do not encumber any property other than the property acquired pursuant to such acquisition;

                  (k) Liens of securities intermediaries and depository banks on the accounts held by them to secure the payment of fees and expenses payable to them in respect of the maintenance of such accounts; and

                  (l) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $25,000,000 at any one time.

                  7.4. Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor; and

                  (c) any Permitted Acquisition and any Permitted Foreign Acquisition may be structured as a merger with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that such Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation).

                  7.5. Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Borrower, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business;

                  (c) Dispositions (i) by the Borrower of any of its assets to any Wholly Owned Subsidiary Guarantor and (ii) by any Subsidiary of the Borrower of any of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (e) the Disposition of other property having a fair market value not to exceed $50,000,000 for any fiscal year of the Borrower; provided, that the requirements of Section 2.11(c) are complied with in connection therewith; and

                  (f) Dispositions referred to in Sections 7.8(f), (g) and (h);

                  (g) Dispositions to or by Legacy Trust or the Insurance Subsidiary of Capital Stock of the Borrower;

                  (h) Dispositions to or by Legacy Trust or the Insurance Subsidiary of Indebtedness described in Section 7.2(b) to the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (i) Dispositions by the Borrower to Legacy Trust of cash in an amount not to exceed (when taken together with the amount of Restricted Payments made pursuant to Section 7.6(e)) the amount necessary to pay operating costs and expenses of Legacy Trust incurred in the ordinary course of business (not to exceed $150,000 per fiscal year of the Borrower) and to make payments to Third Party Beneficiaries (as defined in the Trust Agreement) pursuant to and in accordance with the Trust Agreement as in effect on the date hereof and Dispositions by Legacy Trust of such cash to such Third Party Beneficiaries; and

                  (j) Dispositions by the Insurance Subsidiary effected solely for the purpose of liquidating assets in order to permit the Insurance Subsidiary to pay expenses and to make payments on insurance claims of the Borrower and/or any of its Subsidiaries with the proceeds of such Dispositions.

                  7.6. Restricted Payments. Declare or pay any dividend (other than dividends payable solely in (i) common stock of the Person making such dividend or (ii) the same class of Capital Stock of the Person making such dividend on which such dividend is being declared or paid, other than, in any such case, Disqualified Stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may purchase the Borrower's common stock or common stock options, provided, (i) that the aggregate amount of payments under this paragraph (b) after the Closing Date shall not exceed $1,000,000 (excluding any such purchases permitted pursuant to the following clause (ii)) and (ii) the Borrower may consummate such purchases pursuant to the equity tender offer dated April 28, 2003, pursuant to a purchase agreement with the Sponsor dated April 25, 2003 or pursuant to open market bids, provided that the purchases permitted by this clause (ii) shall not exceed $212,000,000 (the "Repurchase Amount") in the aggregate and shall be consummated on or prior to August 5, 2003;

                  (c) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may declare and pay dividends on the Preferred Stock on and after August 5, 2003;

                  (d) (1) so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect thereto, the Consolidated Leverage Ratio is less than 2.50 to 1.00, (x) the Borrower may pay dividends on its Capital Stock or repurchase the Borrower's Capital Stock or the Insurance Subsidiary may repurchase the Borrower's Capital Stock (collectively, "Stock Payments") so long as the aggregate amount so expended pursuant to this clause (x), when added to the aggregate amount expended to repurchase Senior Subordinated Notes pursuant to clause (x) of Section 7.9(a), does not exceed the sum of (A) $75,000,000 and (B) following August 5, 2003, any portion of the Repurchase Amount which was not used to purchase the Borrower's common stock or common stock options pursuant to clause (ii) of Section 7.6(b) on or prior to August 5, 2003 and (y) in addition, the Borrower may make Stock Payments so long as
         (I) such payments are made after the basket set forth in clause (x) above has been fully utilized and (II) the aggregate amount so expended pursuant to this clause (y), when added to the aggregate amount expended to repurchase, repay or prepay Senior Subordinated Notes pursuant to clause (y) of Section 7.9(a), does not exceed 25% of the Consolidated Net Income Amount, and (2) so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect thereto, the Consolidated Leverage Ratio is less than 1.25 to 1.00, the Borrower may make Stock Payments (in addition to the Stock Payments permitted in clause 1 above) so long as the aggregate amount expended pursuant to this clause (2), when added to the aggregate amount expended to repurchase Senior Subordinated Notes pursuant to clause (2) of Section 7.9(a), does not exceed $55,000,000;

                  (e) the Borrower may repurchase shares of its common stock from Legacy Trust in an amount not to exceed (when taken together with the amount of cash Dispositions made pursuant to Section 7.5(i)) the amount necessary to pay operating costs and expenses of Legacy Trust incurred in the ordinary course of business (not to exceed $150,000 per fiscal year of the Borrower) and to make payments to Third Party Beneficiaries (as defined in the Trust Agreement) pursuant to and in accordance with the Trust Agreement as in effect on the date hereof;

                  (f) the Borrower may repurchase shares of its common stock from the Insurance Subsidiary in an amount not to exceed (when taken together with the amount of Dispositions made pursuant to Section 7.5(j)) the amount necessary to (i) pay operating costs and expenses of the Insurance Subsidiary incurred in the ordinary course of business (not to exceed $250,000 per fiscal year of the Borrower) and (ii) permit the Insurance Subsidiary to make payments on insurance claims of the Borrower and/or any of its Subsidiaries with the proceeds of such repurchase; and

                  (g) the Insurance Subsidiary may purchase shares of the common stock of the Borrower from the Borrower or any Subsidiary.

                  7.7. Capital Expenditures. (a) Make or commit to make any Capital Expenditure (Maintenance), except (i) Capital Expenditures (Maintenance) of the Borrower and its Subsidiaries not exceeding $60,000,000 in the aggregate during fiscal year 2003, $65,000,000 in the aggregate during fiscal year 2004, $70,000,000 in the aggregate during fiscal year 2005 and $75,000,000 in the aggregate during fiscal year 2006 and each fiscal year thereafter; provided, that (A) up to $15,000,000 of any such amount, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (B) Capital Expenditures (Maintenance) made pursuant to this clause (i) during any fiscal year shall be deemed made, first, in respect of the amount initially permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (A) above and (ii) Capital Expenditures (Maintenance) made with the proceeds of any Reinvestment Deferred Amount.

                  (b) Make or commit to make any Capital Expenditure (Expansion), except (i) Capital Expenditures (Expansion) of the Borrower and its Subsidiaries not exceeding in the aggregate for any fiscal year $30,000,000; provided, that (A) up to $15,000,000 of such amount, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (B) Capital Expenditures (Expansion) made pursuant to this clause (i) during any fiscal year shall be deemed made, first, in respect of the $30,000,000 initially permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (A) above and (ii) Capital Expenditures (Expansion) made with the proceeds of any Reinvestment Deferred Amount.

                  7.8. Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) Guarantee Obligations permitted by Section 7.2;

                  (d) loans and advances to employees of the Borrower or any Subsidiary of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Subsidiaries not to exceed $5,000,000 at any one time outstanding;

                  (e) intercompany Investments by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to and after giving effect to such Investment and any related transactions, is a Wholly Owned Subsidiary Guarantor;

                  (f) Investments made on or after the Closing Date in the Insurance Subsidiary to the extent required to meet regulatory capital guidelines, policies or rules in an amount not to exceed $25,000,000 in the aggregate;

                  (g) Investments in the Insurance Subsidiary or Legacy Trust consisting of the contribution of common stock of the Borrower and Investments by the Insurance Subsidiary or Legacy Trust in the common stock of the Borrower;

                  (h) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $10,000,000 (net of the amount of any Net Cash Proceeds received by the Borrower and its Subsidiaries in respect of a Disposition of any such Investment; provided, that such amount shall be calculated from the Closing Date and not exceed the original amount of such Investment) during the term of this Agreement;

                  (i) additional Investments constituting Permitted Acquisitions or Permitted Foreign Acquisitions;

                  (j) Investments by the Insurance Subsidiary or Legacy Trust in indebtedness of the Borrower and the Wholly Owned Subsidiary Guarantors described in Section 7.2(b);

                  (k) Investments in Legacy Trust described in Section 7.5(i);
         and

                  (l) Investments in the Insurance Subsidiary in amounts not to exceed, in any fiscal year of the Borrower, the lesser of (x) $75,000,000 and (y) the amount that will appear as an expense for self-insurance costs on the Borrower's consolidated income statement.

                  7.9. Payments and Modifications of Certain Debt Instruments and Preferred Stock. (a) Make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to the Senior Subordinated Notes, other than interest payments expressly required by the terms thereof and other than pursuant to prepayments or repayments thereof with the proceeds of other Senior Subordinated Notes, provided, that, (1) so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect thereto, the Consolidated Leverage Ratio is less than 2.50 to 1.00, (x) the Borrower may repurchase, repay or prepay Senior Subordinated Notes so long as the aggregate amount so expended pursuant to this clause (x), when added to the aggregate amount expended to make Stock Payments pursuant to clause (x) of Section 7.6(d), does not exceed $75,000,000 and (y) in addition, the Borrower may repurchase, repay or prepay Senior Subordinated Notes so long as (I) such repurchase, repayment or prepayment is made after the basket set forth in clause
(x) above has been fully utilized and (II) the aggregate amount so expended pursuant to this clause (y), when added to the aggregate amount expended to make Stock Payments pursuant to clause (y) of Section 7.6(d), does not exceed 25% of the Consolidated Net Income Amount, (2) so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect thereto, the Consolidated Leverage Ratio is less than 1.25 to 1.00, the Borrower may repurchase, repay or prepay Senior Subordinated Notes (in addition to the repurchases, repayments or prepayments permitted in clause 1 above) so long as the aggregate amount so expended pursuant to this clause (2), when added to the aggregate amount expended to make Stock Payments pursuant to clause (2) of Section 7.6(d), does not exceed $55,000,000 and (3) RAC East may repurchase, repay or prepay up to $85,000,000 in aggregate principal amount of its Senior Subordinated Notes prior to August 16, 2003 in accordance with the terms thereof, (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes or the Senior Subordinated Note Indenture (other than any such amendment, modification, waiver or other change that (i) (x) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon or (y) does not materially adversely affect the interests of the Lenders and (ii) does not involve the payment of a consent fee, other than a consent fee not to exceed 2.0% of the principal amount of Senior Subordinated Notes held by consenting holders in connection with consents solicited in conjunction with the prepayment of such Senior Subordinated Notes) (it being understood that amendments designed to permit an additional issuance of Senior Subordinated Notes incurred in accordance with Section 7.2(f) shall not be restricted by this clause (b)), (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Preferred Stock if the effect thereof is to bring forward the scheduled redemption date or increase the amount of any scheduled redemption payment or increase the rate or bring forward any date for payment of dividends thereon or (d) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" (howsoever defined) for the purposes of the Senior Subordinated Note Indenture.

                  7.10. Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate, provided that the foregoing limitation shall not apply to (i) Investments, Dispositions or Restricted Payments involving the Insurance Subsidiary or Legacy Trust to the extent expressly permitted by this Agreement or (ii) Restricted Payments made to the Sponsor that are permitted by Section
7.6 hereof.

                  7.11. Sales/Leaseback Transactions. Enter into any Sale/Leaseback Transaction.

                  7.12. Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  7.13. Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries (other than the Insurance Subsidiary and Legacy Trust) to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than
(a) this Agreement and the other Loan Documents, (b) any agreement governing any purchase money Liens or Capital Lease

Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) any agreement acquired pursuant to a Permitted Acquisition or a Permitted Foreign Acquisition that restricts assignment of such acquired agreement, provided that such restrictions on assignment were not entered into in contemplation of or in connection with such Permitted Acquisition or Permitted Foreign Acquisition.

                  7.14. Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) restrictions in effect on the Closing Date and listed on Schedule 7.14, (iii) in the case of clause (c) above, customary non-assignment clauses in leases and other contracts entered into in the ordinary course of business, (iv) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (v) restrictions with respect to a Subsidiary acquired pursuant to a Permitted Acquisition (provided that such restrictions were not entered into in contemplation of or in connection with such Permitted Acquisition) and restrictions with respect to a Foreign Subsidiary arising under applicable law and (vi) consensual arrangements with insurance regulators with respect to the Insurance Subsidiary .

                  7.15. Lines of Business. (a) In the case of the Borrower and its Subsidiaries (other than the Insurance Subsidiary and Legacy Trust), enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date or that are reasonably related or incidental thereto.

                  (b) In the case of the Insurance Subsidiary, enter into any business, except for providing insurance services to the Borrower and its Subsidiaries and activities reasonably related thereto.

                  (c) In the case of Legacy Trust, enter into any activity not expressly contemplated by the terms of the Trust Agreement as in effect on the date hereof.

                          Section 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or


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                  (c) any Loan Party shall default in the observance or
         performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement or Section 5.8(b) of the Guarantee and Collateral Agreement; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

                  (e) the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i),
         (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $20,000,000; or

                  (f) (i) the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 and 408 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not


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         waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence under Title IV of ERISA to have a trustee appointed, or a trustee shall be appointed under Title IV of ERISA, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate in a "distress termination" or an "involuntary termination", as such terms are defined in Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $20,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than, with respect to the guarantee of a Subsidiary, (i) as a result of a merger of such Subsidiary into the Borrower in accordance with the terms of this Agreement or (ii) as a result of a release pursuant to Section 8.15(b) of the Guarantee and Collateral Agreement), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investors, shall at any time become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d) 3 and 13(d) 5 under the Exchange Act), directly or indirectly, of a percentage equal to 35% or more of the Voting Stock of the Borrower; (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; (iii) a Specified Change of Control shall occur or (iv) the Borrower shall cease to own, directly or indirectly, 100% of the Voting Stock of RAC East or Rent-A-Center West, Inc.; or

                  (l) the Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert; or


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                  (m) the Trust Agreement shall be amended, modified or
         supplemented without the prior written consent of the Required Lenders, other than any such amendment, modification or supplement that the Borrower is permitted to make in accordance with Section 8.3 of the Trust Agreement as in effect on the date hereof and that does not otherwise violate obligations of the Borrower and its Subsidiaries under this Agreement;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments and Term Loan Commitments (and the Lenders' obligations to make Tranche A Loans to the Borrower) shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of LC Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments and Term Loan Commitments (and the Lenders' obligations to make Tranche A Loans to the Borrower) to be terminated forthwith, whereupon the Revolving Commitments and Term Loan Commitments (and the Lenders' obligations to make Tranche A Loans to the Borrower) shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of LC Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent and the Lenders shall be entitled to exercise any and all remedies available under the Security Documents, including, without limitation, the Guarantee and Collateral Agreement and the Mortgages, or otherwise available under applicable law or otherwise. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit, and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Letters of Credit and all other Obligations. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Loan Parties hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Loan Parties hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind (other than notices expressly required pursuant to this Agreement and any other Loan Document) are hereby expressly waived by the Borrower.

                              Section 9. THE AGENTS

                  9.1. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such


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action on its behalf under the provisions of this Agreement and the other Loan
Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  9.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  9.3. Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the


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Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.


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                  9.8. Agent in Its Individual Capacity. Each Agent and its
affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  9.10. Authorization to Release Guarantees and Liens. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each of the Lenders (without requirement of notice to or vote or consent of any Lender, except as expressly required by Section 10.1, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 and the Administrative Agent shall do so if so requested.

                  9.11. Documentation Agent, Syndication Agents and Managing Agents. Neither the Documentation Agent, the Syndication Agents nor the Managing Agents shall have any duties or responsibilities hereunder in their respective capacities as such.

                            Section 10. MISCELLANEOUS

                  10.1. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such


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instrument, any of the requirements of this Agreement or the other Loan
Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive, reduce, extend or waive the principal amount or extend or waive the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend or waive the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend or waive the scheduled date of any payment thereof, increase the amount or extend the expiration date of any Lender's Commitment, amend, modify or waive any provision of Section 10.6 that would have the effect of further restricting assignments thereunder or modify Section 2.17(a), (b) or
(c), in each case without the written consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 10.1 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release any Subsidiary Guarantor which accounts for at least 20% of Consolidated EBITDA or 20% of the consolidated revenue of the Borrower and its Subsidiaries from its obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iii) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (iv) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (v) amend, modify or waive any provision of Section 2.3 or 2.6 without the written consent of the Swingline Lender; or (vi) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  10.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in a Lender Addendum or Assignment and Acceptance (as applicable) in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:                      Rent-A-Center, Inc.
                                            5700 Tennyson Parkway
                                            Third Floor
                                            Plano, Texas 75024
                                            Attention: Robert D. Davis
                                            Telecopy: (972) 943-0113
                                            Telephone: (972) 801-1200

                   with a copy to:          Winstead Sechrest & Minick P.C.
                                            1201 Elm Street
                                            5400 Renaissance Tower
                                            Dallas, Texas 75270
                                            Attention: Thomas W. Hughes
                                            Telecopy: (214) 745-5390
                                            Telephone: (214) 745-5201


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         The Administrative Agent:          Lehman Commercial Paper Inc.
                                            745 Seventh Avenue
                                            New York, New York 10019
                                            Attention: Francis Chang
                                            Telecopy: (646) 758-3864
                                            Telephone: (212) 526-5390

                   with a copy to:          Latham & Watkins LLP
                                            885 Third Avenue
                                            New York, New York 10022
                                            Attention: Michele O. Penzer
                                            Telecopy: (212) 751-4864
                                            Telephone: (212) 906-1245

         The Issuing Lender:                JPMorgan Chase Bank
                                            2200 Ross Avenue, 3rd Floor
                                            Dallas, Texas 75201
                                            Attention: Brian McDougal
                                            Telecopy: (214) 965-2044
                                            Telephone: (214) 965-3849

                   with a copy to:          JPMorgan Chase Bank
                                            Loan and Agency Services
                                            1111 Fanin, Floor 10
                                            Houston, Texas 77002
                                            Attention: Christie Tran
                                            Telecopy: (713) 750-2892
                                            Telephone: (713) 750-2352

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                  10.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and each Arranger for all its out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities, the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses and the charges of IntraLinks, in each case from time to time on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate,
(b) to pay or reimburse each Lender and the Administrative Agent (in the case of each Lender, after the occurrence and during the continuance of an Event of Default) for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel (but not both outside and in-house counsel)) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, trustees, employees, affiliates, agents, controlling persons and investment advisors who manage a Lender (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or any of the Properties or the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons without the consent of the Indemnitee and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 Business Days after written demand therefor. Statements payable by the Borrower pursuant to this
Section 10.5 shall be submitted to Robert D. Davis (Telephone No. 972-801-1204) (Telecopy No. 972-943-0113), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this
Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6. Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 with respect to its participation in the Commitments and the Loans outstanding and other amounts due hereunder from time to time as if it was a Lender; provided that, in the case of
Section 2.19, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate thereof or an Approved Fund or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by (i) such Assignee, (ii) such Assignor, (iii) the Administrative Agent, (iv) with respect to assignments of rights and obligations under the Revolving Credit Facility, the Swingline Lender, (v) with respect to assignments of rights and obligations under the Revolving Credit Facility or the Tranche A LC Facility, the Issuing Lender and (v) the Borrower (which consent of the Borrower shall not be unreasonably delayed or withheld), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender, any affiliate thereof or an Approved
Fund) shall be in an aggregate principal amount of less than $1,000,000, in each case other than in the case of an assignment of all of a Lender's interests under this Agreement, unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, provided that such Assignor shall continue to be entitled to the benefits of the indemnity provisions hereunder for the period prior to the assignment). Notwithstanding any provision of this Section 10.6, (i) the consent of the Borrower shall not be required for any assignment of funded Term Loans or for any assignment that occurs when an Event of Default shall have occurred and be continuing and (ii) the consent of the Borrower and the Administrative Agent shall not be required for any assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Commitment of, the principal amount of the Loans and Reimbursement Obligations of the Borrower owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide).

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (with only one such fee payable in connection with simultaneous assignments to or by two or more Approved Funds), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto; provided, however, that no such fee shall be payable in the case of an assignment by a Lender to an affiliate of such Lender or an Approved Fund with respect to such Lender; and provided, further, that, in the case of contemporaneous assignments by a Lender to more than one fund managed by the same investment advisor (which funds are not then Lenders hereunder), only a single such fee shall be payable for all such contemporaneous assignments.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower or the Administrative Agent, assign or pledge all or ay portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, to any trustee for or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 10.6 regarding assignments.

                  (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

                  10.7. Adjustments; Setoff. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12. Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13. Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  10.14. Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate or Approved Fund of any Lender, (b) to any participant or assignee or prospective participant or assignee that agrees to comply with the provisions of this Section, (c) to its employees, directors, trustees, agents, attorneys, accountants, investment advisors and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, provided that in the case of any such request or requirement, the Administrative Agent or Lender (as applicable) so requested or required to make such disclosure shall as soon as practicable notify the Borrower thereof, (g) that has been publicly disclosed,
(h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  10.15. Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

                  10.16. WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     RENT-A-CENTER, INC.



                                     By:   /s/ Mark E. Speese
                                           -------------------------------------
                                           Name:  Mark E. Speese
                                           Title: Chairman of the Board and
                                                  Chief Executive Officer

                                     LEHMAN COMMERCIAL PAPER INC.,
                                           as Administrative Agent

                                     By:   /s/ Francis Chang
                                        ----------------------------------------
                                           Name:  Francis Chang
                                           Title: Authorized Signatory

                                                                         Annex A

                        PRICING GRID FOR REVOLVING LOANS,
                        SWINGLINE LOANS, TRANCHE A LOANS
                          AND REVOLVING COMMITMENT FEES

                                                 Applicable
Consolidated           Applicable Margin         Margin for         Commitment
Leverage Ratio       for Eurodollar Loans        ABR Loans          Fee Rate
-----------------    --------------------        ----------         ----------
> or = 2.0 to 1.0            2.50                   1.50               0.50%

< 2.0 to 1.0 and             2.25                   1.25               0.50%
> or = 1.5 to 1.0

< 1.5 to 1.0 and             2.00                   1.00               0.50%
> or = 1.0 to 1.0

< 1.0 to 1.0 and             1.75                   0.75              0.375%
> or = 0.75 to 1.0

< 0.75 to 1.0                1.50                   0.50              0.375%



                           PRICING GRID FOR TERM LOANS

Consolidated Leverage       Applicable Margin          Applicable Margin
Ratio                       for Eurodollar Loans       for ABR Loans
--------------------------- -------------------------- ---------------------------
> or = 2.0 to 1.0                     2.50                        1.50

< 2.0 to 1.0                          2.25                        1.25



Changes in the Applicable Margin or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 2.0 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 2.0 to 1.0. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.